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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 28, 2006

INTERNATIONAL BARRIER TECHNOLOGY INC.

(Exact Name of Registrant as Specified in its Charter)

British Columbia, Canada	000-20412	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 West Pender Street, #604 Vancouver, British Columbia, Canada	V6C 2T7
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (604) 689-0188

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (11-05)

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Item 7.01   Regulation FD Disclosure.

Effective February 28, 2006, the Company filed a Registration Statement on Form S-8 with the US Securities and Exchange Commission.  This filing related to the Company’s 2002/2003/2004/2005 Stock Option Plans.  The purpose of this filing is to “register” the Company’s stock plans; thus, allowing the common shares issued upon the exercise of stock options granted under the plans to be “free-trading” in the United States upon issuance.

Item 8.01   Other Events.

On March 6, 2006, International Barrier Technology Inc. announced the filing of a patent application for their unique and innovative "new line" product and production technology.  With the filing of the application, Barrier may now claim "patent pending" status and gain protection from product and technology infringements until the patent application process is complete.

On March 7, 2006, International Barrier Technology Inc. granted stock options to consultants of the Company, in the aggregate amount of 120,000 common shares in the capital stock of the Company, at a price of US$0.69 per share exercisable up to and including March 6, 2008.

Item 9.01   Financial Statements and Exhibits.

(c) Exhibits:

99.1    Press Release, March 6, 2006

99.2    Press Release, March 7, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Barrier Technologies Inc.

(Registrant)

/s/ Michael Huddy

(Michael Huddy, President/CEO/Director)

Date: March 9, 2006

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